                          [RENAISSANCERE LOGO OMITTED]

FOR IMMEDIATE RELEASE:

          RENAISSANCERE HOLDINGS COMMENTS ON HURRICANE CHARLEY IMPACT

PEMBROKE, BERMUDA, AUGUST 20, 2004 -- RenaissanceRe Holdings Ltd. (NYSE: RNR)
today said that, based on initial loss reports, it estimates that Hurricane
Charley will negatively impact the Company's third quarter earnings by an amount ranging from $100 to $140 million. The hurricane affected various lines of business, including catastrophe reinsurance written by Renaissance Reinsurance
Ltd. and by the DaVinci Reinsurance Ltd. joint venture, as well as primary insurance and quota share reinsurance written in the Company's individual risk segment.

The Company noted that, compared to other potential catastrophe events, Florida hurricanes of the magnitude of Hurricane Charley cause disproportionately higher losses to the Company, as a percentage of total industry losses. This results from the Company's decision to pursue a relatively large share of the Florida market, as well as from the structure of the Company's ceded reinsurance, which generally responds to higher industry losses.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance.
Its business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other structured relationships managed by our subsidiary Renaissance
Underwriting Managers, and (2) Individual Risk business, which includes primary insurance and quota share reinsurance.

This release contains forward-looking statements about the effects of Hurricane
Charley on the Company's results of operations and financial condition. These statements are subject to many risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. Numerous factors may cause ultimate results to differ, perhaps materially, from those in such forward-looking statements including the preliminary nature of reports and estimates of loss to date, the
Company's reliance on information from ceding companies, the amount and timing of losses actually incurred and reported by insureds to insurers and subsequently to reinsurers such as Renaissance Reinsurance, the limited ability of claims personnel to make inspections to date and the amount and timing of reinsurance recoverables and other reimbursements actually received. For further information regarding these and other cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.'s filings with the Securities and Exchange Commission, including its Annual Report on Form
10-K for the year ended December 31, 2003, and Forms 10-Q for the quarters ended
March 31 and June 30, 2004.

INVESTOR CONTACT:                                    MEDIA CONTACT:
Martin J. Merritt                                    David Lilly or Dawn Dover
Senior Vice President - Finance                      Kekst and Company
RenaissanceRe Holdings Ltd.                          (212) 521-4800
(441) 299-7230